Exhibit 10.4
                          Customer 214396 Note 12028 PO

                            Revolving Business Note
                                   M&I Banks

Financial Services Corporation of the Midwest as of July 31, 1995  $5,000,000.00
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Customer                                      Date                 Amount

The undersigned ("Customer," whether one or more) promises to pay to the order of M&I Marshall & Ilsley Bank ("Lender") at 770 North Water Street, Milwaukee, Wisconsin, the prinicpal sum of $5,000,000.00 or, if less, the aggregate unpaid principal amount of all loans made under this Note, plus interest, as set forth below.

Lender will disburse loan proceeds to Customer's deposit account number ____ or by other means acceptable to Lender.

Interest is payable on October 31, 1995, on the same date of each third month thereafter and at maturity.

Principal is payable July 31, 1996.

This Note bears interest on the unpaid principal balance before maturity at a rate equal to [Complete (a) or (b); only one shall apply]:

(a)  ___% per year.

(b) _______ percentage points in excess of the prime rate of interest adopted by Lender as its base rate for interest rate determinations from time to time which may or may not be the lowest rate charged by lender (with the rate changing as and when that prime rate changes). The initial rate is 8.75% per year.

Interest is computed on the basis of a 360-day year on the actual number of days principal is unpaid. Unpaid principal and interest bear interest after maturity (whether by acceleration or lapse of time) until paid at the rate otherwise applicable plus 2 percentage points computed on the same basis.

If any payment is not paid when due, if a default occurs under any other obligation of any Customer to Lender or if Lender deems itself insure, the unpaid balance shall, at the option of the Lender, and without notice mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Customer, surety, or guarantor becomes the subject to bankruptcy or other insolvency proceedings. Lender's receipt of any payment on this note after the occurrence of an event of default shall not constitute a waiver of the default or Lender's rights and remedies upon such default.

The acceptance of this Note, the making of any loan, or any other action of Lender does not constitute an obligation or commitment of Lender to make loans; and any loans may be made solely in the discretion of Lender. This Note may be prepaid in full or in part without penalty.

Lender is authorized to automatically charge payments under this Note to account number _________ at ______________________________. (See reverse side regarding
Notice of Transfers Varying in Amount.)

____ Check here only if this Note is to be secured by a first lien mortgage or equivalent security interest on a one-to-four family dwelling used as Customer's principal place of residence.

This notice includes additional provisions on reverse side.



Financial Services Corporation of the Midwest(SEAL)   P.O. Box 4870
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                                                      Address

BY: /S/ Douglas M. Kratz                     (SEAL)   Rock Island, IL 61204-4870
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                                                      City/State/Zip

President                                    (SEAL)
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                                             (SEAL)
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